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                                EXHIBIT 3.4(e)

                           ALPHA TUBE CORPORATION

            Incorporated Under the Laws of the State of Delaware

                                   BY-LAWS

                    As Amended Through December 28, 1989


                                  ARTICLE I

                                   OFFICES

     Section 1. General Office The general office of the Corporation shall be located in such place, within or without the State of Delaware, as the Board of Directors shall, from time to time, determine or the business of the Corporation may require.

     Section 2. Other Offices The Corporation may also have offices at such places both within and without the State of Delaware as the Board of Directors may from time to time determine or the business of the Corporation may require.


                                 ARTICLE II

                          MEETINGS OF STOCKHOLDERS

     Section 1. Place of Meetings All meetings of the stockholders for the election of directors and for any other purposes shall be held at the general office of the Corporation or at such other place either within or without the State of Delaware as may be authorized by the Board of Directors and stated in the notice of the meeting.

     Section 2. Annual Meeting An annual meeting of the stockholders of the Corporation shall be held, beginning in the year 1990, on the fourth Thursday of May of each year if not a legal holiday, and, if a legal holiday, then on the next secular day following, at 10 o'clock A.M., or on such other date and at such other time as shall be fixed by the Board of Directors, when they shall elect a Board of Directors by a plurality vote and transact such other business as may properly come before the meeting.

     Section 3. Special Meetings Special meetings of the stockholders, for any purpose or purposes prescribed in the notice of the meeting, may be called only by the Board of Directors or the Chief Executive Officer and shall be held at such place, on such date, and at such time as they or he shall fix.

     Section 4. Voting Unless otherwise provided in the Certificate of Incorporation, each stockholder shall be entitled to one vote, in person or by proxy, for each share of stock held by such stockholder, but no proxy shall be voted after three years from its date unless such proxy provides for a longer period. Upon the demand of any stockholder, the vote for directors and the vote upon any question before the meeting shall be by ballot. All elections for directors shall be decided by plurality vote; all other questions shall be decided by majority vote except as otherwise provided by the Certificate of Incorporation or the laws of the State of Delaware.

     A complete list of the stockholders entitled to vote at the ensuing election, arranged in alphabetical order with the address of each and the number of shares held by each, shall be open to the examination of any stockholder for any purpose germane to the meeting during ordinary business hours for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

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     Section 5.  Quorum  Except as otherwise required by law, by the
Certificate of Incorporation or by these By-Laws, the presence, in person or by proxy, of stockholders holding a majority of the stock of the Corporation entitled to vote shall constitute a quorum at all meetings of the stockholders. In case a quorum shall not be present at any meeting, a majority in interest of the stockholders entitled to vote thereat, present in person or by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until the requisite amount of stock entitled to vote shall be present. At any such adjourned meeting at which the requisite amount of stock entitled to vote shall be represented, any business may be transacted which might have been transacted at the meeting as originally noticed; but only those stockholders entitled to vote at the meeting as originally noticed shall be entitled to vote at any adjournment or adjournments thereof.

     Section 6. Notice Written notice, stating the place, date and time of the meeting, and in the case of a special meeting, the purposes for which the meeting is called, shall be given to each stockholder entitled to vote thereat at his address as it appears on the records of the Corporation, not less than ten, or in the case of a merger of consolidation, not less than twenty, nor more than sixty days before the date of the meeting.

     Section 7. Stockholders Record Date In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or at any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights or conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty nor less than ten, or in the case of a merger or consolidation, not less than twenty days before the date of such meeting nor more than sixty days prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting, provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

     Section 8. Action Without Meeting Unless otherwise provided by the Certificate of Incorporation, any action required to be taken at any annual or special meeting of stockholders, or any action which may be taken at any annual or special meeting, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

                                 ARTICLE III

                                  DIRECTORS

     Section 1. General Powers The business and affairs of the Corporation shall be managed by its Board of Directors which may exercise all the powers of the Corporation and do all such lawful acts and things as are not by law or by these By-Laws required to be exercised or done by the stockholders.

     Section 2. Number and Terms of Office The number of directors shall be fixed from time to time by the Board of Directors, but shall not be less than three nor more than fifteen. The directors shall be elected at the annual meeting of the stockholders and each director shall hold office until his successor is elected and qualified, or until his earlier resignation, death or removal from office. Directors need not be stockholders.

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     Section 3.  Resignations  Any director, member of a committee or other officer may resign at any time. Such resignation shall be made in writing, and shall take effect at the time specified therein, or if no time is specified, at the time of its receipt by the Board of Directors. The acceptance of a resignation shall not be necessary to make it effective.

     Section 4. Vacancies Vacancies occurring on the Board of Directors or on any committee of the Board of Directors, or new directorships to be filled by reason of an increase in the number of directors may be filled by a majority of the directors then in office, or by a sole remaining director. Each director so chosen shall hold office for the unexpired term and until his successor shall be duly chosen.

     Section 5. Removal Except as hereinafter provided, any director or the entire Board of Directors may be removed either with or without cause at any time by the affirmative vote of the holders of a majority of all the shares of stock outstanding and entitled to vote at an election of directors, at a special meeting of the stockholders called for that purpose, and the vacancies thus created may be filled, at the meeting held for the purpose of removal, by the affirmative vote of a majority in interest of the stockholders entitled to vote.

     If the holders of any class or series are entitled to elect one or more directors by the provisions of the Certificate of Incorporation, these provisions shall apply, in respect to the removal without cause of a director or directors so elected, to the vote of the holders of the outstanding shares of that class or series and not to the vote of the outstanding shares as a whole.

     Section 6. Committees The Board of Directors may, by resolution or resolutions passed by a majority of the whole Board of Directors, designate one or more committees, each committee to consist of two or more of the directors of the Corporation. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of any member of such committee or committees, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.

     Any such committee, to the extent provided in the resolution of the Board of Directors, or in these By-Laws, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to amending the Certificate of Incorporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the Corporation's property and assets, recommending to the stockholders a dissolution of the Corporation or a revocation of a dissolution, or amending the By-Laws of the Corporation; and, unless the resolution, these By-Laws of the Corporation; and, unless the resolution, these By-Laws, or the Certificate of Incorporation expressly so provide, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock.

     Section 7. Meetings An annual meeting of directors for the purpose of electing officers and for the transaction of such other business as may properly come before the meeting, shall be held if a quorum is present, immediately after and at the same place as the annual meeting of the stockholders, without notice other than this by-law; or the time and place of such meeting may be fixed by consent in writing of all the directors.

     Regular meetings of the directors may be held without notice at such places and times as shall be determined from time to time by resolution of the directors without further notice than said resolution.


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     Special meetings of the Board of Directors may be called by the President or by the Secretary on the written request of any director on at least two days' notice to each director and shall be held at such place or places as may be determined by the directors, or as shall be stated in the call of the meeting.

     Section 8. Action Without a Meeting Any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting, if a written consent thereto is signed by all members of the Board of Directors, or of such committee as the case may be, and such written consent is filed with the minutes of the proceedings of the Board of Directors or committee.

     Section 9. Quorum At all meetings of the Board of Directors a majority of the entire Board of Directors shall constitute a quorum and sufficient for the transaction of business, and any act of a majority of the directors present at a meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specified provided by law or by these By-Laws. If a quorum shall not be present at any meeting of directors, a majority of the directors present thereat may adjourn the meeting from time to time without notice other than announcement at the meeting of the time and place of such adjourned meeting.

     Section 10. Compensation The compensation of directors shall be set from time to time by resolution of the Board of Directors. Directors who are officers or employees of the Corporation shall receive no compensation for their duties as directors. Directors shall be reimbursed for expenses incurred in connection with their attendance at meetings of the Board of Directors or any committees thereof.

     Section 11. Waiver of Notice Except as otherwise required by law, any director may at any time waive any or all notice to him of any meeting of the Board of Directors or the Executive Committee by delivering to the Corporation a writing to that effect signed by him either before or after such meeting, and the presence of any director at any meeting if such director does not protest, prior to the meeting or at its commencement, the lack of notice.

     Section 12. Participation in Meetings by Conference Telephone Members of the Board of Directors, or of any committee thereof, may participate in a meeting of such Board of Directors or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other and such participation shall constitute presence in person at such meeting.

     Section 13. Amendment or Repeal of By-Laws Except as otherwise provided by law, the By-Laws may be amended or repealed by the affirmative vote of a majority of the Board of Directors at any meeting of the Board of Directors.


                                 ARTICLE IV

                                  OFFICERS

     Section 1. Titles, Election and Term of Office The Board of Directors shall elect such officers as are required by law and such additional officers as it from time to time may determine. None of the officers of the Corporation need be directors. The officers shall be elected annually by the Board of Directors at the first meeting of the Board of Directors held after each annual meeting of stockholders. Each officer shall hold office until his successor is elected and qualified or until his earlier death, resignation, or removal. Any officer may resign any time upon written notice to the Corporation.

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Vacancies may be filled or new offices created and filled by the Board of
Directors. Any two offices may be held by the same person except those of Chief Executive Officer and Secretary.

     Section 2. Other Officers and Agents The Board of Directors may appoint such other officers and agents as it may deem advisable, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors.

     Section 3. Removal Any officer elected or appointed by the Board of Directors may be removed by the Board of Directors whenever, in its judgment, the best interests of the Corporation would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.

     Section 4. Chairman and Chief Executive Officer The Chairman of the Board shall be the Chief Executive Officer of the Corporation. He shall preside at all meetings of the shareholders and the Board of Directors and shall have such other duties as may be prescribed from time to time, by the Board of Directors or the Executive Committee. The Chairman and Chief Executive Officer need not be an employee of the Corporation. He shall have charge of the business and operations of the Corporation, subject to the control of the Board of Directors; shall in general supervise and see that all orders and resolutions of the Board of Directors and of the Executive Committee are carried into effect; shall do and perform all acts and things incident to the position of Chairman and Chief Executive Officer; and, shall have such other duties as may be prescribed from time to time by the Board of Directors or the Executive Committee. He shall preside as Chairman at all meetings of the Executive Committee.

     Section 5. Vice Chairman The Vice Chairman shall, under the direction of the Board of Directors and the supervision of the Chairman and Chief Executive Officer, assist the Chairman and Chief Executive Officer in the performance of his responsibilities and shall perform such other functions as may be assigned to him from time to time by the Board of Directors, the Executive Committee or the Chairman and Chief Executive Officer. In the absence, death, or inability to act of the Chairman and Chief Executive Officer, the Vice Chairman shall, in addition to his other powers and duties, have and exercise all powers and duties of the Chairman and Chief Executive Officer, however, the Vice Chairman shall not preside at a meeting of the shareholders or of the Board of Directors or Executive Committee unless he is a director of the Corporation.

     Section 6. President The President shall be the Chief Operating Officer of the Corporation and, under the direction of the Board of Directors and supervision of the Vice Chairman, shall direct and be responsible for operations of the Corporation's business and such other functions as may be assigned to him from time to time by the Board of Directors, the Executive Committee, the Chairman and Chief Executive Officer or the Vice Chairman. In the absence, death or inability to act of the Vice Chairman, the President shall, in addition to his other powers and duties, have and exercise all powers and duties of the Vice Chairman, however, the President shall not preside at a meeting of the shareholders or of the Board of Directors or Executive Committee unless he is a director of the Corporation.

     Section 7. Executive Vice Presidents Executive Vice Presidents, if elected, shall assist the President in the discharge of his duties as the President may direct and shall perform such other duties as may be assigned to them by the President or by the Board of Directors. In the absence of the President, in the order determined by the Board of Directors, the Executive Vice President shall perform the duties and exercise the powers of the President, except that no Executive Vice President shall preside at a meeting of the stockholders or of the Board of Directors unless he is a Director of the Corporation.

     Section 8. The Vice Presidents Vice Presidents, in the order determined by the Board of Directors, shall in the absence or disability of the Executive Vice President

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perform the duties and exercise the powers of the Executive Vice President and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

     Section 9. Secretary The Secretary shall give, or cause to be given, notice of all meetings of stockholders and directors, and all other notices required by law or by these By-Laws, and in case of his absence or refusal or neglect to do so, any such notice may be given by any person thereunto directed by the Chairman and Chief Executive Officer, or the President, or by the directors, or stockholders, upon whose request the meeting is called as provided in these By-Laws. He shall record all the proceedings of the meetings of the stockholders and of the directors in a book to be kept for that purpose, and shall perform such other duties as may be assigned to him by the directors or the Chairman and Chief Executive Officer. He shall have custody of the seal of the Corporation, and shall affix the same to all instruments requiring it, when authorized by the directors or the Chairman and Chief Executive Officer and attest the same.

     Section 10. The Treasurer The Treasurer shall have the custody of the Corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. He shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the Vice President-Finance, an account of all his transactions as Treasurer and of the financial condition of the Corporation. In addition, he shall perform such other acts as are usually performed by the Treasurer of a Corporation or assigned to him by the Board of Directors, the Chairman and Chief Executive Officer, the Executive Vice President, or any of the Vice Presidents.

     Section 11. Assistant Secretaries and Assistant Treasurers The Assistant Secretary and the Assistant Treasurer, or, if there shall be more than one, the Assistant Secretaries and Assistant Treasurers in the order determined by the Board of Directors, shall, in the absence or disability of the Secretary or Treasurer as the case may be, perform the duties and exercise the powers of the Secretary or Treasurer as the case may be and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

                                  ARTICLE V

                                CAPITAL STOCK


     Section 1. Stock Certificates Certificates representing shares of stock of the Corporation shall be in such form as shall be determined by the Board of Directors and as required by law. They shall be numbered and entered in the books of the Corporation as they are issued, shall exhibit the holder's name and the number of shares and shall be signed by the Chief Executive Officer or the President and the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer of the Corporation and shall bear the corporate seal. Any or all of the signatures may be facsimiles.

     Section 2. Lost, Stolen or Destroyed Certificates A new certificate of stock may be issued in the place of any certificate theretofore issued by the Corporation, alleged to have been lost or destroyed, and the directors may, in their discretion, require the owner of the lost or destroyed certificates, or his legal representative, to give the Corporation a bond, in such sum as they may direct, not exceeding double the value of the stock, to indemnify the Corporation against any claim that may be made against it on account of the alleged loss of any such certificate, or the issuance of any such new certificate.

     Section 3. Transfer of Shares The shares of stock of the Corporation shall be transferable only upon its books by the holders thereof in person or by their duly

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authorized attorneys of legal representatives, and upon such transfer the old certificates shall be surrendered to the Corporation by the delivery thereof to the person in charge of the stock and transfer books and ledgers, or to such other person as the directors may designate, by whom they shall be cancelled, and new certificates shall thereupon be issued. A record shall be made of each transfer and whenever a transfer shall be made for collateral security, and not absolutely, it shall be so expressed in the entry of the transfer.

     Section 4. Holder of Record The Corporation shall be entitled to treat the holder of record of any share or shares as the holder in fact thereof and, accordingly, shall not be found to recognize any equitable or other claim to or interest in such on the part of any other person whether or not it shall have express or other notice thereof, except as expressly provided by law.


                                 ARTICLE VI

                             GENERAL PROVISIONS

     Section 1. Fixing of Record Date For the purpose of determining stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or stockholders entitled to receive payment of any dividend or to receive any other distribution, or for the allotment of any rights, or for the delivery of evidence of rights or evidences of interests out of any change, conversion or exchange of capital stock, or for the purpose of any other lawful action, the Board of Directors may fix in advance a date as the record date for any such determination of stockholders, such date in any case to be not more than sixty days and, in case of a meeting of stockholders, not less than ten days prior to the date of such meeting. If no record date is fixed, the record date for determining stockholders (i) entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; (ii) entitled to express consent to the corporate action in writing without a meeting when no prior action by the Board of Directors is necessary, if such action by written consent is permitted by the Corporation's Certificate of Incorporation, shall be the day on which the first written consent is expressed; and (iii) for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto. When a determination of stockholders entitled to vote at any meeting of stockholders has been made as provided in this section, such determination shall apply to any adjournment thereof.

     Section 2. Dividends The Board of Directors may from time to time declare, and the Corporation may pay, dividends on its outstanding stock, in the manner and upon the terms and conditions provided by law and its Certificate of Incorporation.

     Section 3. Seal The corporate seal shall be circular in form and shall contain the name of the Corporation, and the words "CORPORATE SEAL DELAWARE." said seal may be used by causing it or a facsimile thereof to be impressed, affixed, reproduced or otherwise.

     Section 4. Fiscal Year The fiscal year of the Corporation shall be determined by resolution of the Board of Directors.

     Section 5. Checks All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation shall be signed by such officer or officers, agent of agents of the Corporation, and in such manner as shall be determined from time to time by resolution of the Board of Directors.

     Section 6.  Notice and Waiver of Notice   Whenever any notice is required
to be given by these By-Laws, personal notice is not meant unless expressly so stated, and any














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notice so required shall be deemed to be sufficient if given by depositing the same in the United States mail, postage prepaid, addressed to the person entitled thereto at his address as it appears on the records of the Corporation, and such notice shall be deemed to have been given on the day of such mailing. Stockholders not entitled to vote shall not be entitled to receive notice of any meetings except as otherwise provided by statute.

     Whenever any notice whatever is required to be given under the provisions of any law, or under the provisions of the Certificate of Incorporation of the Corporation or these By-Laws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.


                                 ARTICLE VII

                                 AMENDMENTS

     These By-Laws may be altered, amended or repealed and new By-Laws may be adopted at any meeting of the Board of Directors or of the stockholders of the Corporation.


                                ARTICLE VIII

                   INDEMNIFICATION OF OFFICERS, DIRECTORS,
                            EMPLOYEES AND OTHERS

     Each person (i) made, or threatened to be made, a party to any action by or in the right of the Corporation to procure a judgment in its favor, by reason of the fact that he, his testator or intestate, is or was a director, officer or employee of the Corporation and (ii) made, or threatened to be made, a party to any action or proceeding other than one by or in the right of the Corporation to procure a judgment in its favor, whether civil or criminal, including any action by or in the right of any other corporation of any type or kind, domestic or foreign, which any director, officer or employee of the Corporation served in any capacity at the request of the Corporation by reason of the fact that he, his testator or intestate, is or was a director, officer or employee of the Corporation, or served such corporation in any capacity, shall be indemnified by the Corporation against all expenses and other amounts for which idemnification may be made under law. The indemnification provided for herein shall be made at the times, in the manner and to the extent provided by law.


                                 ARTICLE IX

                    REIMBURSEMENT OF DISALLOWED EXPENSES

     Any payments made to any officer, director or employee of the Corporation, whether in the form of a salary, commission, bonus, interest, rent or entertainment expense, or other similar business expense as reimbursement for expenses incurred by him, which shall be disallowed, in whole or in part, as a deductible expense to the Corporation by the Internal Revenue Service, shall be promptly reimbursed by such officer, director or employee to the Corporation to the full extent of such disallowance, and it shall be the duty of the Board of Directors and the Chief Executive Officer of the Corporation to enforce payment or repayment of each such amount disallowed. Any officer, director or employee of the Corporation accepting his position as such, and accepting any payments, compensation or remuneration, shall be deemed to have automatically approved and accepted this by-law as a condition of his employment. In lieu of payment of such officer, director or employee, subject to the determination of the Board of Directors, proportionate amounts may be withheld from his future compensation payments until the amount owed to the Corporation has been fully recovered.


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